UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2015 (April 16, 2015)

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1 and 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 16, 2015, SM Energy Company (the “Company”) issued a press release announcing its production for the first quarter of 2015.  Additionally, the Company announced that the borrowing base under its existing credit facility was maintained at $2.4 billion as a result of its lenders’ regularly scheduled semi-annual redetermination.  The Company has elected to leave the aggregate commitment amount from the bank group unchanged at $1.5 billion.  There were no other changes to the terms of the credit facility.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

On April 20, 2015, Jay Ottoson, President and Chief Executive Officer of the Company will present at the IPAA OGIS New York Conference.  The information included with this Current Report as Exhibit 99.2 includes graphic images or slides that will be made available at the conference.  These slides are also available for viewing at the Company’s website, www.sm-energy.com, although the Company reserves the right to discontinue that availability at any time.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this report:

	Exhibit 99.1	Press release of the Company dated April 16, 2015 entitled, “SM Energy Announces First Quarter 2015 Production and Results of Credit Facility Borrowing Base Redetermination”

	Exhibit 99.2	Presentation slides dated April 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: April 17, 2015	By:	/s/ PATRICK A. LYTLE
Patrick A. Lytle
Financial Reporting Director and Assistant Secretary